THE HARTFORD MUTUAL FUNDS II, INC.

POWER OF ATTORNEY

August 4, 2021

Each of the undersigned persons do hereby constitute and appoint as their attorney-in-fact and agent Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the “Commission”), to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of the fund listed below, a series of Schroder Series Trust, a Massachusetts business trust, (the “Acquired Fund”) with and into the corresponding series of The Hartford Mutual Funds II, Inc., a Maryland corporation, listed below (the “Acquiring Fund”), and any amendments, or other filings with the Commission, related to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission relating to The Hartford Mutual Funds II, Inc.

Acquired Fund	Acquiring Fund
Schroder Core Bond Fund	Hartford Schroders Sustainable Core Bond Fund

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ James E. Davey James E. Davey	Director, President and Chief Executive Officer

/s/ David A. Naab David A. Naab	Treasurer (Principal Financial and Principal Accounting Officer)

/s/ Lynn S. Birdsong Lynn S. Birdsong	Chair of the Board, Director

/s/ Hilary E. Ackermann Hilary E. Ackermann	Director

/s/ Robin C. Beery Robin C. Beery	Director

/s/ Derrick D. Cephas Derrick D. Cephas	Director

/s/ Christine R. Detrick Christine R. Detrick	Director

/s/ Andrew A. Johnson, Jr. Andrew A. Johnson, Jr.	Director

/s/ Paul L. Rosenberg Paul L. Rosenberg	Director

/s/ Lemma W. Senbet Lemma W. Senbet	Director

/s/ David Sung David Sung	Director